Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91814 on Form S-8 of our report dated November 12, 2004 appearing in this Annual Report on Form 10-KSB of International Electronics, Inc. for the year ended August 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 23, 2005